UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, our Board of Directors, or the Board, approved our 2013 Bonus Program. The 2013 Bonus Program provides our executive officers and other eligible employees the opportunity to earn bonuses based on the level of achievement by us of certain corporate objectives, or the Corporate Objectives, and by each participant of certain individual objectives, or the Individual Objectives, from January 1, 2013 through December 31, 2013.

The Board has approved the Corporate Objectives and assigned a weighting to each objective. The Compensation Committee of the Board, or the Committee, will set the Individual Objectives of our chief executive officer, as well as the Individual Objectives of the remaining executive officer participants based on the recommendations of the chief executive officer. The Individual Objectives of non-executive participants will be set by each participant’s immediate supervisor.

Each eligible participant in the 2013 Bonus Program may receive a bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2013, or the Bonus Targets; provided, that the Committee may, in its sole discretion, pay all or any portion of an earned bonus to executive officer participants in shares of common stock granted under our 2011 Equity Incentive Plan. Under the 2013 Bonus Program, the Bonus Targets range from 30.0% to 55.0% of a participant’s 2013 base salary for vice president level employees and above. Bonus Targets for participants will be correspondingly adjusted downward in the event the Corporate Objectives are deemed by the Committee to have not been fully achieved. The Committee also has the right, in its sole discretion, to adjust the Bonus Target of any participant upward in the event of over-achievement of the Corporate Objectives as determined by the Committee. The Committee has set the Bonus Targets for each of our named executive officers as follows:

Named Executive Officer	Bonus Target Percentage
Daniel N. Swisher, Jr. President and Chief Executive Officer	55.0%
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	40.0
Adam R. Craig Executive Vice President, Development and Chief Medical Officer	40.0

The Committee will determine the degree to which the Corporate Objectives have been met after considering any analyses and recommendations of management. Based on such determination, the Committee will adjust these Bonus Targets accordingly.

The Committee will also determine the level of achievement of the Individual Objectives by our chief executive officer based on its evaluation of the chief executive officer’s achievements and for other executive officer participants based on the recommendations of our chief executive officer. The level of achievement of Individual Objectives by non-executive participants will be determined by the Committee based on recommendations of an executive committee designated by the Committee.

There is no set formula for determining the bonus amount under the 2013 Bonus Program based on the achievement of the Corporate and Individual Objectives. Rather, the Committee will exercise its discretion in determining the bonus amount actually earned by each participant. Awards under the 2013 Bonus Program are expected to occur in the first quarter of 2014. A participant must remain an employee on the payment date under the 2013 Bonus Program to be eligible to earn a bonus.

The description of the 2013 Bonus Program contained herein does not purport to be complete and is qualified in its entirety by reference to the 2013 Bonus Program, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sunesis Pharmaceuticals, Inc. 2013 Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: March 27, 2013	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sunesis Pharmaceuticals, Inc. 2013 Bonus Program.